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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-6397) and related Prospectus of UroHealth Systems, Inc. for the registration of 9,577,661 shares of its common stock and to the incorporation by reference therein of our reports dated June 4, 1996, with respect to the consolidated financial statements and schedule of UroHealth Systems, Inc. included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                          /s/        ERNST & YOUNG LLP
                                          --------------------------------------
                                                     ERNST & YOUNG LLP

Orange County, California

April 9, 1997